SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 29, 2001

Conoco Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14521 (Commission File Number)	51-0370352 (I.R.S. Employer Identification No.)

600 North Dairy Ashford Road
Houston, Texas 77079
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 281-293-1000

Item 9. Regulation FD Disclosure

      Conoco Inc. is hereby furnishing a press release dated May 29, 2001 announcing the proposed acquisition of Gulf Canada Resources Limited by Conoco Inc. through a wholly owned subsidiary for C$12.40 per ordinary share in cash. Conoco Inc. is also furnishing the slide presentation to financial analysts made in connection with the proposed acquisition. The press release and the slides are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 — Press release dated May 29, 2001

99.2 — Slide presentation

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCO INC

By:	/s/ W. David Welch W. David Welch Controller

Date: May 29, 2001

Exhibit No.	Description of Exhibit

99.1	Press release dated May 29, 2001

99.2	Slide presentation